FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

AAG Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-14759636
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
7.25% Senior Debentures due 2034 (guaranteed by Great American Financial Resources, Inc.)	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates:    333-60044

        Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.    Description of Registrant’s Securities to be Registered.

        The material set forth in the section captioned “Description of Debt Securities AAG Holding Company May Offer” in the Registrant’s and Great American Financial Resources, Inc.‘s registration statement on Form S-3 (File No. 333-60044) filed with the Commission on May 2, 2001 (such registration statements, as amended, including all documents incorporated therein by reference, being herein after referred to as the “Registration Statements”) and the materials set forth in the section captioned “Description of the Debentures” in the Prospectus Supplement of the Registrant and AAG filed with the Commission on January 15, 2003 pursuant to Rule 424(b) under the Securities Act of 1933 which shall supplement the Prospectus contained in the Registration Statement, is incorporated herein by reference.

Item 2.    Exhibits.

4.1	Indenture dated as of June 1, 1998, among the Registrant, as issuer, Great American Financial Resources, Inc., as guarantor, and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-41071))

4.2	Form of Second Supplemental Indenture among the Registrant, as issuer, Great American Financial Resources, Inc., as guarantor, and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee

4.3	Form of 7.25% Senior Debentures due 2034, including guarantee of Great American Financial Resources, Inc. (included in Exhibit 4.2)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AAG HOLDING COMPANY, INC. BY: /s/Mark F. Muething ————————————————— Mark F. Muething Senior Vice President, General Counsel and Secretary

Dated: January 21, 2004